EXHIBIT 23.1




		      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


	    As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 8, 1995, except for Note 5, as to which the date is March 13, 1995, included in the Annual Report on Form 10-K for the fiscal year ended December 31, 1994 of Mirage Resorts, Incorporated and to all references to our Firm included in this Registration Statement.



	  ARTHUR ANDERSEN LLP

	  Las Vegas, Nevada
	  December 15, 1995